UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Enviva Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-4097730
(State of incorporation or organization)	(IRS Employer Identification No.)

7272 Wisconsin Ave., Suite 1800 Bethesda, MD	20814
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-199625.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to Form 8-A (the “Registration Statement”) is being filed pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by Enviva Inc., a Delaware corporation (the “Company”), as the successor registrant to Enviva Partners, LP, a Delaware limited partnership (the “Partnership”). Effective December 31, 2021, the Partnership converted from a Delaware limited partnership to a Delaware corporation (the “Conversion”). In accordance with Rule 12g-3 under the Exchange Act, upon the effective time of the Conversion, the common stock of the Company, par value $0.001 per share (the “Common Stock”), was deemed to be registered under Section 12(b) of the Exchange Act as the Company is deemed to be the successor registrant to the Partnership. The Company expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Exchange Act. The Common Stock will trade on the New York Stock Exchange under the ticker symbol “EVA.”

This Amendment amends the Registration Statement as follows:

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock is contained in “Description of Enviva Inc.’s Capital Stock” set forth in the Company’s Proxy Statement filed on November 22, 2021, which is incorporated herein by reference.

Item 2.	Exhibits.

Number	Exhibit Description
3.1	Certificate of Conversion of Enviva Partners, LP (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 3, 2022 (File No. 001-37363)).

3.2	Certificate of Incorporation of Enviva Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 3, 2022 (File No. 001-37363)).

3.3	Bylaws of Enviva Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 3, 2022 (File No. 001-37363)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 3, 2022	Enviva Inc.

	By:	/s/ Jason E. Paral
	Name:	Jason E. Paral
	Title:	Vice President, Associate General Counsel, and Secretary

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